As filed with the Securities and Exchange Commission on June 6, 2019

Registration No. 333- ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Perspecta Inc.
(Exact name of registrant as specified in its charter)

Nevada	82-3141520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
15052 Conference Center Drive
Chantilly, VA 20151
(571) 313-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William G. Luebke
Perspecta Inc.
15052 Conference Center Drive
Chantilly, VA 20151
(571) 313-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4034

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☐                Accelerated filer            ☐
Non-accelerated filer    ☒                Smaller reporting company    ☐
                            Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	23,273,341	$21.29	$495,489,429.89	$60,053.32

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low sales prices of the Common Stock on June 3, 2019 as reported on the New York Stock Exchange.

(2)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee of $60,053.32 due under this Registrant Statement by $60,053.32, which represents a portion of the $64,369.03 registration fee previously paid by the Registrant with respect to the securities registered on the Registration Statement on Form S-1, File No. 333-228388, that was filed on November 15, 2018, as amended on December 21, 2018 and declared effective on December 26, 2018, and not sold by the Registrant. No additional filing fee is currently due in connection with this Registration Statement.

PROSPECTUS

23,273,341 Shares
Perspecta Inc.
Common Stock

This prospectus relates solely to the offer and sale from time to time of up to 23,273,341 shares of Perspecta Inc. common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus. See “Selling Stockholders.” The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock nor does it require us to issue any shares of common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents. The selling stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (“NYSE”), under the symbol “PRSP.” On June 5, 2019, the closing sales price of our common stock as reported on the NYSE was $21.28 per share.

Because all of the shares of our common stock offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the matters described under “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time the selling stockholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that you should consider before deciding to purchase shares of our common stock. You should carefully read this entire prospectus, including the “Risk Factors” section, the “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the “2019 10-K”), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2019 10-K, incorporated by reference herein, as well as our historical financial statements, the notes to those financial statements and certain unaudited pro forma condensed combined financial information appearing elsewhere in this prospectus or incorporated by reference into this prospectus, before making an investment decision to purchase shares of our common stock.

Unless otherwise indicated or the context otherwise requires, “Perspecta,” “we,” “our” and “us” refer to Perspecta Inc. and its combined subsidiaries, including Ultra Second VMS LLC (“Ultra Second”), KGS Holding Corp. (“KGS HC”) and their respective subsidiaries, after giving effect to the Spin-Off (as defined below) and the Mergers (as defined in the 2019 10-K) for periods following the consummation of the Spin-Off and the Mergers.

Introduction

On May 31, 2018, Perspecta became an independent company through the consummation of the spin-off (the “Spin-Off”) of the United States (“U.S.”) Public Sector business (“USPS”) of DXC Technology Company (together with its consolidated subsidiaries other than, for all periods following the Spin-Off, Perspecta, “DXC”). Following the Spin-Off and pursuant to an Agreement and Plan of Merger dated October 11, 2017 (the “Merger Agreement”), on May 31, 2018, Perspecta completed the combination of USPS with Vencore Holding Corp. (“Vencore HC”) and KGS HC. As a result of these transactions, the businesses owned by Vencore HC and KGS HC became wholly owned by Perspecta. For further information about the Mergers, please refer to the 2019 10-K.
In this prospectus, unless otherwise noted or the context otherwise requires:

•	“KeyPoint Stockholder” refers to KGS Holding LLC, the sole stockholder of KGS HC prior to the Mergers;

•	“Vencore Stockholder” refers to The SI Organization Holdings LLC, the sole stockholder of Vencore HC prior to the Mergers;

•	“Veritas Capital Management” refers to Veritas Capital Fund Management, L.L.C.; and

•	“Veritas Capital” refers to The Veritas Capital Fund III, L.P., The Veritas Capital Fund IV, L.P. and their affiliates, including Veritas Capital Management.

Our Business

Perspecta delivers information technology, mission, and operations-related services across the U.S. federal government to the Department of Defense, the intelligence community, and homeland security, civilian and health care agencies, as well as to certain state and local government agencies through two reportable segments: (1) Defense and Intelligence and (2) Civilian and Health Care.

Our Corporate Information

Perspecta was incorporated as a Nevada corporation on October 10, 2017. Our principal executive offices are located at 15052 Conference Center Drive, Chantilly, VA 20151, our telephone number is (571) 313-6000 and our principal website address is www.perspecta.com. No information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Perspecta Inc.
Selling stockholders	Veritas Capital Management. See “Selling Stockholders.”
Common stock offered for resale by the selling stockholders	Up to 23,273,341 shares
Common stock outstanding immediately following this offering	162,729,752 shares[a]
Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders.”
Listing	Our common stock is listed on the New York Stock Exchange under the symbol “PRSP.”
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our common stock.

(a) Based on shares outstanding as of May 31, 2019

RISK FACTORS

You should carefully consider the matters discussed under “Risk Factors” in our 2019 10-K, incorporated by reference herein, as well as other risk factors described under “Risk Factors” in any prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements and assumptions contained in this prospectus and in the documents incorporated by reference that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.

Forward-looking statements include, among other things, statements with respect to our financial condition, results of operations, cash flows, business strategies, prospects, operating efficiencies or synergies, competitive position, growth opportunities, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to:

•	any issue that compromises our relationships with the U.S. federal government, or any state or local governments, or damages our professional reputation;

•	changes in the U.S. federal, state and local governments’ spending and mission priorities that shift expenditures away from agencies or programs that we support;

•	any delay in completion of the U.S. federal government’s budget process;

•	failure to comply with numerous laws, regulations and rules, including regarding procurement, anti-bribery and organizational conflicts of interest;

•	failure by us or our employees to obtain and maintain necessary security clearances or certifications;

•	our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us;

•	our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts;

•
problems or delays in the development, delivery and transition of new products and services or the enhancement of existing products and services to meet customer needs and respond to emerging technological trends;

•	failure of third parties to deliver on commitments under contracts with us;

•	misconduct or other improper activities from our employees or subcontractors;

•	delays, terminations or cancellations of our major contract awards, including as a result of our competitors protesting such awards;

•	failure of our internal control over financial reporting to detect fraud or other issues;

•	failure or disruptions to our systems, due to cyber-attack, service interruptions or other security threats;

•	failure to be awarded task orders under our indefinite delivery/indefinite quantity contracts;

•	changes in government procurement, contract or other practices or the adoption by the government of new laws, rules and regulations in a manner adverse to us; and

•	the other factors described in “Risk Factors” in this prospectus and in the 2019 10-K.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” in our 2019 10-K and in other information we publicly disclose from time to time. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We are registering these shares of common stock for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to selling stockholders in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

Certain selling stockholders may be deemed underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of such shares that each such selling stockholder may offer pursuant to this prospectus. Applicable percentages are based on 162,729,752 shares outstanding on May 31, 2019, adjusted as required by rules promulgated by the SEC. We are filing this registration statement to comply with our obligation to register 23,273,341 unregistered shares of common stock for resale by the selling stockholders pursuant to the Side Letter Agreement dated as of October 11, 2017 (as amended the “Side Letter Agreement”), by and among Perspecta (then named Ultra SC Inc.), Veritas Capital Management, the Vencore Stockholder and the KeyPoint Stockholder (as amended by that certain letter agreement, dated May 31, 2018, by and among Perspecta, Veritas Capital Management, the Vencore Stockholder, the KeyPoint Stockholder and DXC).

Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Number of Shares of our Common Stock Beneficially Owned After This Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

	Number of Shares of our Common Stock Beneficially Owned Prior to This Offering		Number of Shares of our Common Stock that May Be Sold in This Offering		Number of Shares of our Common Stock Beneficially Owned After This Offering
Name and Address of Beneficial Owner	Number	%	Number	%	Number	%
Veritas Capital Fund Management, L.L.C.(1)	23,273,341	14.03%	23,273,341	14.03%	—	*
9 West 57th Street, 29th Floor
New York, New York, 10019
* Less than 1%.

(1)
Based solely on the most recently available Schedule 13D filed by The SI Organization Holdings LLC (“SI”), The Veritas Capital Fund IV, L.P. (“Fund IV”), Veritas Capital Partners IV, L.L.C. (“Fund IV LLC”), and Ramzi M. Musallam with the SEC on June 6, 2018. The Schedule 13D provides that Fund IV LLC is the general partner of Fund IV, which has certain rights in respect of SI. Mr. Musallam is the Chief Executive Officer and Managing Partner of Fund IV LLC and Veritas Capital Partners III, L.L.C. (“Fund III LLC”), which is the general partner of The Veritas Capital Fund III, L.P., which is the managing member of KGS HC. SI holds 18,877,244 shares of Perspecta common stock. Each of SI, Fund IV (including on the basis of its power to appoint all of the members of the board of managers of SI), and Fund IV LLC (including on the basis of Fund IV LLC serving as the general partner of Fund IV) may be deemed to beneficially own and share the power to dispose of such shares. Mr. Musallam may be deemed to beneficially own and share the power to vote and dispose of the 18,877,244 shares of Perspecta common stock held directly by SI and an additional 4,396,097 shares of common stock held directly by KGS LLC, including on the basis of Mr. Musallam serving as the Chief Executive Officer and Managing Partner of Fund IV LLC and Fund III LLC.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following summarizes information concerning our capital stock, including material provisions of our Amended and Restated Articles of Incorporation, our Bylaws and certain provisions of Nevada law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you are encouraged to read our Amended and Restated Articles of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Shares Outstanding

As of May 31, 2019, there were 162,729,752 shares of our common stock outstanding.

Common Stock

The following description of our capital stock sets forth general terms and provisions of our common stock and preferred stock based on the provisions of our Amended and Restated Articles of Incorporation, our Bylaws and provisions of applicable Nevada law.

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a different vote is required by law or specifically required by our Amended and Restated Articles of Incorporation or Bylaws.

Subject to the rights of any holders of our preferred stock, the holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. However, if our Board of Directors grants rights of cumulative dividends to any series of our preferred stock, our Amended and Restated Articles of Incorporation limit our ability to take certain actions, including with respect to the payment of dividends on our common stock, if such accrued dividends are owed to the holders of any series of preferred stock. For example, no cash payments for distributions or dividends may be made to the holders of our common stock unless all accrued dividends for past and current dividend periods on all series of preferred stock entitled to cumulative dividends have been declared and set apart for payment. In addition, so long as accrued dividends with respect to any series of our preferred stock that is entitled to cumulative dividends remains unpaid for any period up to and including the preceding dividend date, we may not purchase or redeem any shares of our capital stock.

In the event of our liquidation, dissolution or winding up, after all liabilities and the holders of each series of preferred stock have been paid in full, the holders of our common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our Board of Directors may issue up to 1,000,000 shares of only one class of preferred stock in one or more series and, subject to Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporation Law”), our Board of Directors may set the designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of such preferred stock. Each share of preferred stock is of equal rank with each other share of preferred stock, regardless of series, with respect to the payment of dividends and the distribution of capital assets.

Our Board of Directors has the power to issue our preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and the Board of Directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change in control of our company.

If our Board of Directors grants voting power to the holders of shares of any series of preferred stock, holders of shares of such series will be entitled to no more than one vote per share voting with the holders of shares of our common stock at each annual or special meeting of stockholders upon all matters upon which a vote is taken except that if the holders of shares of such series are entitled to elect two or more directors, as a class, the holders of shares of such series will not be entitled to a vote for the election of any other directors of Perspecta.

In addition, so long as accrued dividends with respect to any series of our preferred stock that is entitled to cumulative dividends remains unpaid for any period up to and including the preceding dividend date, we may not purchase or redeem any shares of our capital stock.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation and Bylaws.

Provisions of the Nevada Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred Stock. Our Amended and Restated Articles of Incorporation permit our Board of Directors to issue our preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and the Board of Directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change of control of Perspecta.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders. Our Bylaws provide that any vacancies on the Board of Directors, including any newly created directorships, will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.

Removal of Directors by Stockholders. Our Bylaws and the Nevada Corporation Law provide that directors may be removed by stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote.

Stockholder Action. Our Bylaws preclude stockholders from calling special meetings except where such special meetings are requested by stockholders representing 75% of the capital stock entitled to vote. Our Bylaws prevent stockholder action by written consent for the election of directors and require the written consent of 90% of the capital stock entitled to vote for any other stockholder actions by written consent.

Advance Notice of Director Nominations and Stockholder Proposals. Our Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the Board of Directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our Bylaws.

To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs.

In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our Bylaws, but only if the stockholder notice is delivered to our secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

Amendments to our Amended and Restated Articles of Incorporation and Bylaws. Under the Nevada Corporation Law, our Amended and Restated Articles of Incorporation may not be amended by stockholder action alone. Amendments to the Amended and Restated Articles of Incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our Bylaws may only be amended by stockholders upon the affirmative vote of not less than a majority of the outstanding capital stock entitled to vote. Subject to the right of stockholders as described in the immediately preceding sentence, our Bylaws may be adopted, amended or repealed by our Board of Directors.

Nevada Anti-Takeover Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

No Cumulative Voting. Our Amended and Restated Articles of Incorporation prohibits cumulative voting in the election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation and Bylaws include provisions that require us to indemnify, to the fullest extent allowable under the Nevada Corporation Law, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the Nevada Corporation Law. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our Amended and Restated Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PRSP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Direct Registration System

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by EQ Shareowner Services, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

PLAN OF DISTRIBUTION

General

We are registering the shares of common stock covered by this prospectus for the selling stockholders. The selling stockholders may sell or distribute the shares of our common stock covered by this prospectus from time to time in one or more transactions, using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through entering into or settling of standardized or over-the-counter options, swaps or other hedging or derivatives transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations (including obligations associated with derivatives transactions);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Many of the transactions described above will not require an amendment or supplement to this prospectus prior to the selling stockholders consummating the sale or transfer of our common stock. However, to the extent required by law, this prospectus or the registration statement of which this prospectus forms a part may be amended or supplemented from time to time to describe a specific plan of distribution. Any amendment or supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents and the amount of securities underwritten or purchased by each of them;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional common stock from the selling stockholders;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and the proceeds to the selling stockholders; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions on the NYSE, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, to the extent required by law, the names of the underwriters will be set forth in the prospectus or prospectus supplement used by the underwriters to sell those securities. Selection of underwriters will be from a list supplied by Perspecta or as otherwise determined in accordance with the terms of the Side Letter Agreement. The selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the nature of such relationship in the prospectus supplement, naming the underwriter. Unless otherwise indicated in the prospectus or prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased. We have agreed to pay certain expenses incident to the registration of the shares of common stock to the public, other than commissions or discounts of underwriters, broker-dealers, or agents.

Under the Registration Rights Agreement we are also obligated to provide customary indemnification to the selling stockholders.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in the prospectus or prospectus supplement, if required.

The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

Until the distribution of our common stock is completed, the rules of the SEC may limit the ability of underwriters and other participants in any offering to bid for and purchase our common stock. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with an offering, i.e., if they sell more common stock than are set forth on the cover page of the applicable prospectus or prospectus supplement, the underwriters may reduce that short position by purchasing our common stock in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase our common stock in the open market to reduce the underwriters’ short position or to stabilize the price of our common stock, they may reclaim the amount of the selling concession from the underwriters who sold those shares of common stock as part of the offering. In general, purchases of our common stock for the purpose of stabilization or to reduce a short position could cause the price of our common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our common stock to the extent that it were to discourage resales of our common stock.

The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus and any prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of any shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

A selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, and the broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers or financial institutions. A selling stockholder may enter into options, swaps, forwards or other derivatives transactions with broker-dealers or other financial institutions that involve the pledge or delivery of the shares offered hereby to the broker-dealers or financial institutions that may then resell or otherwise transfer those securities.

A selling stockholder that is an entity may elect to make a distribution of the shares of common stock covered by this prospectus to its members, partners or shareholders. In such events we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. The members, partners or shareholders of a selling stockholder who receive shares of our common stock pursuant to a registered distribution may sell those shares of common stock directly to purchasers or through underwriters, broker-dealers or agents under Section 4 (a)(1) of the Securities Act, except to the extent any such member, partner or shareholder is deemed to be our “affiliate” under Rule 144 of the Securities Act. After receiving shares of our common stock, the members, partners and shareholders of the distributing stockholders, to the extent not deemed to be our “affiliate” under Rule 144 of the Securities Act, will act independently of us, and the selling stockholders, in making decisions regarding the timing, manner and size of each sale of our common stock.

The members, partners or shareholders and any underwriters, broker-dealers or agents that participate in the sale of the members’, partners’ or shareholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Members, partners or shareholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the members, partners or shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus or prospectus supplement will identify the underwriter or agent and describe the compensation received from the members, partners or shareholders. The members, partners or shareholders will acknowledge prior to their receipt of shares of our common stock that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder relating to stock manipulation, particularly Regulation M.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus have been sold or distributed by the selling stockholders.

LEGAL MATTERS

The validity of the shares of Perspecta common stock offered pursuant to this prospectus will be passed upon for us by Woodburn & Wedge, Reno, Nevada.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s 2019 10-K, filed with the SEC on June 6, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an emphasis-of-matter paragraph referring to the Company’s combined financial statements being derived from the consolidated and combined financial statements and accounting records of DXC and HPE as if the Company were operated on a standalone basis). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to such documents. The documents listed below and all amendments or supplements to these documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 6, 2019; and

•	Our Current Report on Form 8-K, filed with the SEC on May 21, 2019 (as to Item 5.02 and Item 8.01 information only).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or a document incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein, including any prospectus supplement or free writing prospectus provided to you by us, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address.

Perspecta Inc.
Attn: Stuart Davis - Investor Relations
15052 Conference Center Drive
Chantilly, VA 20151
(571) 313-6000

The incorporated documents may also be accessed on Perspecta’s website at www.perspecta.com. Except for the specific documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to our common stock being distributed as contemplated by this prospectus. This prospectus is a part of, and does not contain all the information set forth in, the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, please refer to the registration statement including its exhibits and schedules. Statements we make in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the Registration Statement including its exhibits and schedules on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website we refer to in this prospectus is not part of this prospectus or any report filed with or furnished to the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, Perspecta files its Annual Reports on Form 10-K containing financial statements audited by an independent public accounting company, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports with the SEC, and we will file proxy statements and other information with the SEC. The SEC maintains an Internet site (https://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You also may access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website at www.perspecta.com. Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

______________________________
Perspecta Inc.
23,273,341 Shares

PROSPECTUS
June 6, 2019

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, if any, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$60,053.32
Printing Fees and Expenses	5,000.00
Accounting Fees and Expenses	50,000.00
Legal Fees and Expenses	25,000.00
Transfer Agent Fees and Expenses	20,000.00
Miscellaneous	25,000.00
Total	$185,053.32

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation and Bylaws include provisions that require us to indemnify, to the fullest extent allowable under the Nevada Corporation Law, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the Nevada Corporation Law. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our Amended and Restated Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification Agreements

Under the Separation and Distribution Agreement (the “SDA”), Perspecta and DXC each agreed to indemnify the other and certain affiliates and related persons against certain liabilities incurred in connection with the Spin-Off and Perspecta’s and DXC’s respective businesses. These indemnities are principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of USPS’s business with DXC. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or due to (1) the failure to pay, perform or otherwise discharge any of the liabilities or alleged liabilities each such party assumed or retained pursuant to the SDA and (2) any breach by such party of the SDA or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims must be made thereunder. The amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds received by the party being indemnified. The SDA also specifies procedures regarding claims subject to indemnification.

Pursuant to the terms of the SDA, Perspecta has agreed to maintain in full force and effect $100 million of professional liability insurance for the benefit and protection of Perspecta with respect to liabilities, damages or expenses incurred or claimed to have been incurred prior to or after consummation of the Spin-Off, for a period of at least three years following the closing of the Spin-Off.

Pursuant to the terms of the Merger Agreement, we have agreed to indemnify (and maintain policies of directors’ and officers’ liability insurance for) certain parties to the Mergers, including all of Vencore HC and KGS HC’s past or present directors or officers, for a period of at least six years following the closing of the Mergers in respect of acts or omissions occurring at or prior to the consummation of the Mergers.

We have entered into customary indemnification agreements with our directors and executive officers. The indemnification agreements require us to indemnify its directors and executive officers (each, an “Indemnitee”) to the fullest extent permitted by Nevada law for certain liabilities to which an Indemnitee may become subject as a result of his or her affiliation or status with Perspecta. The indemnification agreements also provide for advancement of an Indemnitee’s expenses.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers may, in such capacities, incur.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
2.1
Separation and Distribution Agreement, dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc. (incorporated by reference to Exhibit 2.1 to Perspecta Inc.’s Form 8-K (filed June 6, 2018))

5.1	Opinion of Woodburn & Wedge
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Woodburn & Wedge (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)

Item 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on June 6, 2019.

PERSPECTA INC.
By:	/s/ John M. Curtis
	Name:	John M. Curtis
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Curtis, John P. Kavanaugh and James L. Gallagher, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Curtis	President, Chief Executive Officer and Director	June 6, 2019
John M. Curtis	(Principal Executive Officer)

/s/ John P. Kavanaugh	Senior Vice President and Chief Financial Officer	June 6, 2019
John P. Kavanaugh	(Principal Financial Officer)

/s/ William G. Luebke	Senior Vice President and Corporate Controller	June 6, 2019
William G. Luebke	(Principal Accounting Officer)

/s/ J. Michael Lawrie	Chairman	June 6, 2019
J. Michael Lawrie

/s/ Sanju K. Bansal	Director	June 6, 2019
Sanju K. Bansal

/s/ Sondra L. Barbour	Director	June 6, 2019
Sondra L. Barbour

/s/ Lisa S. Disbrow	Director	June 6, 2019
Lisa S. Disbrow

/s/ Glenn A. Eisenberg	Director	June 6, 2019
Glenn A. Eisenberg

/s/ Pamela O. Kimmet	Director	June 6, 2019
Pamela O. Kimmet

/s/ Ramzi M. Musallam	Director	June 6, 2019
Ramzi M. Musallam

/s/ Philip O. Nolan	Director	June 6, 2019
Philip O. Nolan

/s/ Paul N. Saleh	Director	June 6, 2019
Paul N. Saleh

/s/ Michael E. Ventling	Director	June 6, 2019
Michael E. Ventling